EXHIBIT (d)(3)


                                                                      SCHEDULE I

                                   AS AMENDED
                                 AUGUST 14, 2000



Name of Fund                                              Annual Fee
------------                                              ----------

KELMOORE STRATEGY(TM) FUND                                1.00%
KELMOORE STRATEGY(TM) EAGLE FUND                          1.00%
KELMOORE STRATEGY(TM) LIBERTY FUND                        1.00%


Dated: August 14, 2000





KELMOORE STRATEGIC TRUST           KELMOORE INVESTMENT COMPANY, INC.

By:     /s/ Matthew Kelmon         By:     /s/ Ralph M. Kelmon, Jr.
        ------------------------           ------------------------

Name:   Matthew Kelmon             Name:   Ralph M. Kelmon, Jr.


Title:  President                  Title:  President and Chief Executive Officer
        ------------------------           -------------------------------------